UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2015

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 20, 2015, the Company held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders voted on the following proposals as described in the Company’s Proxy Statement dated April 13, 2015. A total of 32,673,909 of the Company’s common shares, out of a total of 37,900,108 common shares outstanding and entitled to vote, were present in person or represented by proxies at the meeting. The proposals voted on and approved by the shareholders at the Annual Meeting were as follows:

Proposal 1: The election of four persons named in the Proxy Statement (Bruce D. Bohuny, Mary Ann Deacon, Joseph P. O’Dowd, and Brian Flynn) to serve as directors on the Company’s Board of Directors until the Annual Meeting of Shareholders in 2018. The following is a list of the directors elected at the Annual Meeting with the number of votes “For” and “Withheld” and “Broker Non-Votes”:

Name of Director	For	Withheld	Broker Non-Votes

Bruce D. Bohuny	27,064,990	432,003	5,176,917
Mary Ann Deacon	27,074,178	422,815	5,176,917
Joseph P. O’Dowd	27,063,043	433,950	5,176,917
Brian Flynn	27,073,450	423,543	5,176,917

Proposal 2: The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved. The number of votes “For” and “Against” with regard to this proposal, as well as the number of “Abstentions” and “Broker Non Votes”, is as follows:

For: 32,483,073; Against: 130,896; Abstentions: 59,941; and Broker Non-Votes:0.

Proposal 3: The advisory (non-binding) vote on the compensation of the Company’s executive officers, as disclosed in the Proxy Statement, was approved. The number of votes “For” and “Against” with regard to this proposal, as well as the number of “Abstentions” and “Broker Non Votes”, is as follows:

For: 25,895,042; Against: 1,354,254; Abstentions: 247,696; and Broker Non-Votes:5,176,917

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/ Thomas J. Shara
	Name:	Thomas J. Shara
	Title:	President and Chief Executive Officer

Dated: May 21, 2015